March 29, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Certification Required Under Section 906 of Sarbanes-Oxley Act of 2002

In connection with the  accompanying  amended report on Form 10-K for the period ended December 31, 2002,  and filed with the Securities and Exchange  Commission on the date hereof (the "Report"),  We, Thomas R. Kaetzer,  President and CEO of
GulfWest Energy Inc. (the  "Company"),  and Richard L. Creel,  Vice President of
Finance of the Company hereby certify that:

     1.   The report fully  complies with the  requirements  of Section 13(a) or
          15(d) of the Securities Exchange Act of 1934; and

     2.   The  information  contained  in the  Report  fairly  presents,  in all material respects,  the financial  condition and results of operations of the Company.

GulfWest Energy Inc.

/s/ Thomas R. Kaetzer
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By: Thomas R. Kaetzer
President and Chief Executive Officer

/s/ Richard L. Creel
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By: Richard L. Creel
Vice President of Finance